Exhibit 10.2

FORM OF

CONTRIBUTION, CONVEYANCE AND ASSUMPTION

AGREEMENT

By and Among

US DEVELOPMENT GROUP, LLC

USD GROUP LLC

USD PARTNERS GP, LLC

USD PARTNERS LP

AND

USD LOGISTICS OPERATIONS LP

Dated as of                    , 2014

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

This Contribution, Conveyance and Assumption Agreement, dated as of                      , 2014 (this “Agreement”), is by and among US Development Group, LLC, a Delaware limited liability company (“USD”), USD Group LLC, a Delaware limited liability company (“USDG”), USD Partners GP LLC, a Delaware limited liability company (the “General Partner”), USD Partners LP, a Delaware limited partnership (the “Partnership”), and USD Logistics Operations LP, a Delaware limited partnership (“Opco”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.” Capitalized terms used herein shall have the meanings assigned to such terms in Article I.

RECITALS

WHEREAS, the Partnership has been formed pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), for the purpose of engaging in any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware LP Act.

WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, each of the following actions has been taken prior to the date hereof:

1.	Opco distributed its interests in Grays Harbor Rail Terminal LLC, a Delaware limited liability company, and Portland Rail Terminal LLC, a Delaware limited liability company, to USD.

2.	USD conveyed its interest in (a) West Colton Rail Terminal LLC, a Delaware limited liability company (“West Colton”) and (b) San Antonio Rail Terminal LLC, a Delaware limited liability company (“San Antonio”) to Opco.

3.	USD Terminals Canada ULC, a British Columbia unlimited liability company (“USD Terminals Canada ULC”) borrowed in Canadian dollars the equivalent of $ (the “Bank Debt”) under its existing credit facility with a syndicate of unrelated third party lenders.

4.	USD formed the General Partner under the terms of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), and contributed to the General Partner $1,000 in exchange for all of the limited liability company interests in the General Partner.

5.	USD and the General Partner formed the Partnership under the terms of the Delaware LP Act and contributed $980 and $20 to the Partnership, respectively, in exchange for a 98% limited partner interest (the “Initial LP Interest”) and a 2% general partner interest, respectively, in the Partnership.

6.	Opco loaned in Canadian dollars the equivalent of $ (the “Lux Hardisty Note”) to USD Terminals International S.A.R.L., a Luxembourg Societe a Responsabilite Limitee (“USD Terminals International”), which in turned loaned in Canadian dollars the equivalent of $ to USD Terminals Canada ULC (the “Canada Hardisty Note”).

7.	USD formed USDG under the terms of the Delaware LLC Act and contributed to Opco $2,000 in exchange for all of the limited liability company interests in Opco.

8.	USD and USDG have previously entered into that Contribution, Conveyance and Assumption Agreement dated July 23, 2014, whereby all of USD’s assets and liabilities were conveyed to USDG.

9.	USDG formed USD Operations LLC, a Delaware limited liability company (“Operations”), under the terms of the Delaware LLC Act and contributed to Operations $1,000 in exchange for all of the limited liability company interests in Operations.

10.	USDG conveyed its interests in Tri-Point Trading LLC and USD Solutions LLC to Operations.

11.	USDG caused all currently existing intercompany accounts (other than the Lux Hardisty Note and the Canada Hardisty Note) to be recapitalized as equity in USDG.

WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the following transactions will occur at the times specified hereinafter:

1.	Opco will distribute an amount of its interest in West Colton and San Antonio to USDG with a value equal to 2% of the equity of the Partnership at the closing of the Initial Offering (the “Opco Interest”).

2.	USDG will convey the Opco Interest to the General Partner as a capital contribution.

3.	The General Partner will convey the Opco Interest to the Partnership in exchange for (a) a continuation of its 2% general partner interest and (b) the Incentive Distribution Rights.

4.

USDG will convey (a) its interest in USD Logistics Operations GP, LLC (“Opco GP”) and (b) its limited partner interest in Opco (subject to the Bank Debt) (together, with its interest in Opco GP, the “USDG Contribution Interest”) to the Partnership in exchange for (v)             Common Units with a         % interest in the Partnership, (w)             Subordinated Units with a         % interest in the Partnership, (x) the assumption of the $         senior secured credit agreement with the Bank of Oklahoma (the “BOK Debt”), and (y) the right to receive $         sourced to new debt of the Partnership. To the extent that the Bank Debt and the BOK Debt are not properly treated as qualified liabilities (within the meaning of Treasury regulation § 1.707-5(a)(6)) (the “USDG Non-Qualified Liabilities”), the resulting deemed cash distribution to USDG will be treated as a reimbursement of preformation capital expenditures (within the meaning of Treasury regulation § 1.707-4(d)) incurred by USD and USDG with respect to the property contributed by USDG to the Partnership. Any actual cash distributions made by the Partnership to USDG in connection with the contribution of property made by USDG to the Partnership that would otherwise be treated as part of a sale under Treasury regulation § 1.707-3 will be made to reimburse USDG for preformation capital expenditures (within the meaning of Treasury regulation § 1.707-4(d)) to the extent those expenditures exceed the USDG Non-Qualified Liabilities.

5.	The public, through the Underwriters, will contribute $ ($ net of the Underwriters’ discount of % and the Structuring Fee) in exchange for Common Units with a % interest in the Partnership.

6.	The Partnership will (a) pay transaction expenses estimated at $ , excluding the Underwriters’ discount of %, (b) repay $ of the BOK Debt and (c) contribute $ to Opco as a capital contribution.

7.	The Partnership will convey the Opco Interest to Opco as a capital contribution.

8.	Opco will lend in Canadian dollars the equivalent of $ of the amount received from the Partnership to USD Terminals International (the “Lux Note”), which will in turn lend in Canadian dollars the equivalent of $ to USD Terminals Canada ULC (the “Canada Note”). USD Terminals Canada ULC will use the Canadian dollars the equivalent of $ borrowed from USD Terminals International to repay the Bank Debt.

9.	The Partnership will enter into a new $300,000,000 credit facility with (the “MLP Credit Facility”), structured into a $100,000,000 term loan (the “MLP Term Loan”) and a $200,000,000 revolving credit facility (the “MLP Revolver”).

10.	USD Terminals Canada ULC will borrow in Canadian dollars the equivalent of $ under the MLP Term Loan, the repayment of which will be guaranteed by USDG, and USD Terminals Canada ULC (a) will repay in Canadian dollars the equivalent of $ to USD Terminals International in total satisfaction of the Canada Note; (b) will repay in Canadian dollars the equivalent of $ to USD Terminals International in total satisfaction of the Canada Hardisty Note; and (c) will distribute in Canadian dollars the equivalent of $ to USD Terminals International.

11.	USD Terminals International (a) will repay in Canadian dollars the equivalent of $ to Opco in total satisfaction of the Lux Note, (b) will repay in Canadian dollars the equivalent of $ to Opco in total satisfaction of the Lux Hardisty Note and (c) redeems a certain class of shares in Canadian dollars the equivalent of $ to Opco.

12.	Opco will distribute $ to the Partnership, which will in turn distribute $ to USDG.

13.	The Partnership will redeem the Initial LP Interest from USDG and will refund USDG’s initial contribution of $980, as well as any interest or other profit that may have resulted from the investment or other use of such initial capital contribution to USDG, in proportion to such initial contribution.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The terms set forth below in this Article I shall have the meanings ascribed to them below or in the part of this Agreement referred to below:

“Agreement” has the meaning assigned to such term in the preamble.

“Bank Debt” has the meaning assigned to such term in the recitals.

“BOK Debt” has the meaning assigned to such term in the recitals.

“Canada Hardisty Note” has the meaning assigned to such term in the recitals.

“Canada Note” has the meaning assigned to such term in the recitals.

“Common Units” has the meaning assigned to such term in the Partnership Agreement.

“Delaware LLC Act” has the meaning assigned to such term in the recitals.

“Delaware LP Act” has the meaning assigned to such term in the preamble.

“Effective Time” means                    , 2014.

“General Partner” has the meaning assigned to such term in the recitals.

“Incentive Distribution Rights” has the meaning assigned to such term in the Partnership Agreement.

“Initial LP Interest” has the meaning assigned to such term in the recitals.

“Initial Offering” has the meaning assigned to such term in the Partnership Agreement.

“Lux Hardisty Note” has the meaning assigned to such term in the recitals.

“Lux Note” has the meaning assigned to such term in the recitals.

“MLP Credit Facility” has the meaning assigned to such term in the recitals.

“MLP Revolver” has the meaning assigned to such term in the recitals.

“MLP Term Loan” has the meaning assigned to such term in the recitals.

“Opco” has the meaning assigned to such term in the preamble.

“Opco Agreement” has the meaning assigned to such term in Section 2.4.

“Opco GP” has the meaning assigned to such term in the recitals.

“Opco GP Agreement” has the meaning assigned to such term in Section 2.4.

“Opco Interest” has the meaning assigned to such term in the recitals.

“Over-Allotment Option” has the meaning assigned to such term in the Underwriting Agreement.

“Partnership” has the meaning assigned to such term in the recitals.

“Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of                     , 2014.

“Party” and “Parties” has the meaning assigned to such term in the preamble.

“Registration Statement” means the Partnership’s Registration Statement on Form S-1 filed with the Commission (Registration No. 333-198500), as amended and effective at the Effective Time.

“San Antonio” has the meaning assigned to such term in the recitals.

“San Antonio Agreement” has the meaning assigned to such term in Section 2.1.

“Subordinated Units” has the meaning such term in the Partnership Agreement.

“Structuring Fee” means a fee for certain advisory services equal to $         pursuant to the Structuring Fee Letter by and among Barclays Capital Inc., Citigroup Global Markets Inc., Evercore Group L.L.C. and the Partnership, payable to Evercore Group L.L.C., Citigroup Global Markets Inc. and Barclays Capital Inc.

“Underwriters” means those underwriters listed in Schedule I of the Underwriting Agreement.

“Underwriting Agreement” means the underwriting agreement by and among USDG, the Partnership, the General Partner, Opco and Citigroup Global Markets Inc. and Barclays Capital Inc. as representatives of the Underwriters, dated                     , 2014.

“USD” has the meaning assigned to such term in the preamble.

“USDG” has the meaning assigned to such term in the preamble.

“USDG Contribution Interest” has the meaning assigned to such term in the recitals.

“USDG Non-Qualified Liabilities” has the meaning assigned to such term in the recitals.

“USD Terminals Canada ULC” has the meaning assigned to such term in the recitals.

“USD Terminals International” has the meaning assigned to such term in the recitals.

“West Colton” has the meaning assigned to such term in the recitals.

“West Colton Agreement” has the meaning assigned to such term in Section 2.1.

ARTICLE II

CONTRIBUTION, ACKNOWLEDGEMENTS AND DISTRIBUTIONS

Unless otherwise indicated, the following shall be completed at the Effective Time:

Section 2.1 Distribution by Opco of the Opco Interest to USDG. Opco hereby distributes, assigns, transfers, sets over and delivers to USDG, its successors and its assigns, for its and their own use forever, all right, title and interest in the Opco Interest. USDG hereby accepts the Opco Interest as a distribution. Notwithstanding anything in the Amended and Restated Limited Liability Company Agreement of West Colton Rail Terminal LLC, dated as of November 14, 2008 (the “West Colton Agreement”), or the Limited Liability Company Agreement of San Antonio Rail Terminal LLC, dated as of June 3, 2009 (the “San Antonio Agreement”), to the contrary, as applicable, pursuant to this distribution USDG is hereby admitted as a member of both West Colton and San Antonio and agrees that it is bound by the West Colton Agreement and the San Antonio Agreement.

Section 2.2 Contribution by USDG of the Opco Interest to the General Partner. USDG hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the General Partner, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the Opco Interest. The General Partner hereby accepts the Opco Interest as a contribution. Notwithstanding anything in the West Colton Agreement or the San Antonio Agreement to the contrary, as applicable, pursuant to this contribution, (i) the General Partner is hereby admitted as a member of each of West Colton and San Antonio and agrees that it is bound by the West Colton Agreement the San Antonio Agreement, (ii) USDG ceases to be a member of West Colton and San Antonio, and (iii) West Colton and San Antonio each hereby continue without dissolution with the General Partner as a member.

Section 2.3 Contribution by the General Partner of the Opco Interest to the Partnership. The General Partner hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the Opco Interest, in exchange for a continuation of the General Partner’s 2% general partner interest in the Partnership (after giving effect to any exercise to the Over-Allotment Option) and (b) the Incentive Distribution Rights. The Partnership hereby accepts the Opco Interest as a contribution. Notwithstanding anything in the West Colton Agreement or the San Antonio Agreement to the contrary, as applicable, pursuant to this contribution, (i) the Partnership is hereby admitted as a member of each of West Colton and San Antonio and agrees that it is bound by the West Colton Agreement and San Antonio Agreement, (ii) the General Partner ceases to be a member of West Colton and San Antonio, and (iii) West Colton and San Antonio each hereby continue without dissolution with the Partnership as a member.

Section 2.4 Contribution by USDG of the USDG Contribution Interest the Partnership. USDG hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the USDG Contribution Interest, as capital contributions, in exchange for (i)        Common Units representing a        % limited partner interest in the Partnership, (ii)        Subordinated Units representing a        % limited partner interest in the Partnership, (iii) the assumption of the BOK Debt, and (iv) right to receive $         of proceeds from new debt of the Partnership. The Partnership hereby accepts the 100% interest in Opco GP and the 100% interest in Opco as contributions. To the extent that the USDG Non-Qualified Liabilities result in a deemed cash distribution to USDG, such deemed cash distribution will be treated as a reimbursement of preformation capital expenditures (within the meaning of Treasury regulation § 1.707-4(d)) incurred by USD and USDG with respect to the property contributed by USDG to the Partnership. Any actual cash distributions made by the Partnership to USDG in connection with the contribution of property made by USDG to the Partnership that would otherwise be treated as part of a sale under Treasury regulation § 1.707-3 will be made to reimburse USDG for preformation capital expenditures (within the meaning of Treasury regulation § 1.707-4(d)) to the extent those expenditures exceed the USDG Non-Qualified Liabilities. Notwithstanding anything in the Limited Liability Company Agreement of Opco GP, effective as of December 17, 2014 (the “Opco GP Agreement”), or the Limited Partnership Agreement of Opco, effective as of December 17, 2013 (the “Opco Agreement”) to the contrary, pursuant to this contribution (i) the Partnership is hereby admitted as a member and limited partner of Opco GP and Opco, respectively, and agrees that it is bound by the Opco GP Agreement and the Opco Agreement, and (ii) USDG hereby ceases to be a member and limited partner of Opco GP and Opco, respectively, immediately following the Partnership’s admission as described in (i), and (iii) Opco GP and Opco each hereby continue without dissolution with the Partnership as sole member and limited partner, respectively.

Section 2.5 Public Cash Contribution. The Parties acknowledge that, in connection with the Initial Offering, public investors, through the Underwriters, have made a capital contribution to the Partnership of approximately $         in cash ($         net to the Partnership after deducting the underwriting discounts and commissions of $         and the Structuring Fee) in exchange for             Common Units, representing a         % limited partner interest in the Partnership.

Section 2.6 Payment of Transaction Expenses, Repayment of the BOK Debt and Contribution of Proceeds by the Partnership. The Parties acknowledge (a) the payment by the Partnership, in connection with the closing of the Initial Offering, of transaction expenses in the amount of approximately $        , (b) the repayment of approximately $         of the BOK Debt and (c) the contribution by the Partnership of $         to Opco as a capital contribution. Opco accepts the $         from the Partnership as a capital contribution.

Section 2.7 Contribution by the Partnership of the Opco Interest to Opco. The Partnership hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to Opco, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the Opco Interest. Opco hereby accepts the Opco Interest as a contribution. Notwithstanding anything in the West Colton Agreement or the San Antonio Agreement to the contrary, as applicable, pursuant to this contribution, (i) the Partnership ceases to be a member of West Colton and San Antonio, and (ii) West Colton and San Antonio hereby each all continue without dissolution with Opco as its sole member.

Section 2.8 Use of Contribution Proceeds by Opco. Opco agrees to (i) lend in Canadian dollars the equivalent of $         to USD Terminals International, (ii) cause USD Terminals International to lend in Canadian dollars the equivalent of Canadian dollar equivalent of $        to USD Terminals Canada ULC, and (iii) cause USD Terminals Canada ULC to use the Canadian dollar equivalent of $        borrowed from Opco to repay the Bank Debt. The Parties acknowledge that $        will be retained by Opco for future acquisitions and general partnership purposes.

Section 2.9 Entry into MLP Credit Facility. The Parties acknowledge that the Partnership shall enter into the MLP Credit Facility.

Section 2.10 MLP Term Loan Borrowing and Use of Proceeds. The Parties acknowledge that (i) USD Terminals Canada ULC shall borrow in Canadian dollars the equivalent of $        under the MLP Term Loan; (ii) USDG shall guarantee repayment of the $         borrowed by USD Terminals Canada; (iii) USD Terminals Canada ULC shall (a) repay in Canadian dollars the equivalent of $        to USD Terminals International in total satisfaction of the Canada Note, (b) repay in Canadian dollars the equivalent of $        to USD Terminals International in total satisfaction of the Canada Hardisty Note, (c) distribute in Canadian dollars the equivalent of $        to USD Terminals International, and (iv) USD Terminals International shall (a) repay in Canadian dollars the equivalent of $        to Opco in total satisfaction of the Lux Note, (b) repay in Canadian dollars the equivalent of $        to Opco in total satisfaction of the Lux Hardisty Note, and (c) redeem a certain class of shares in Canadian dollars the equivalent of $        held by Opco.

Section 2.11 Distribution by Opco of Cash to the Partnership. Opco hereby distributes $         in cash received in connection with Section 2.10 of this Agreement to the Partnership.

Section 2.12 Distribution by the Partnership of Cash to USDG. The Partnership hereby distributes $         in cash received in connection with Section 2.11 of this Agreement to the USDG.

Section 2.13 Redemption of the Initial LP Interest from the Partnership and Return of Initial Capital Contribution. The Partnership hereby redeems the Initial LP Interest held by USDG and hereby refunds and distributes to USDG the initial contribution, in the amount of $980.00, made by USDG in connection with the formation of the Partnership, along with 98.0% of any interest or other profit that resulted from the investment or other use of such initial contribution.

ARTICLE III

EXERCISE OF OVER-ALLOTMENT OPTION

If the Over-Allotment Option is exercised in whole or in part, the Underwriters will contribute additional cash to the Partnership in exchange for up to an additional              Common Units on the basis of the initial public offering price per Common Unit set forth in the Registration Statement less the amount of underwriting discounts and commissions and Structuring Fee, and the Partnership shall use the net proceeds from that exercise to redeem from USDG the number of Common Units issued upon such exercise.

ARTICLE IV

FURTHER ASSURANCES

From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (i) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (ii) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (iii) more fully and effectively to carry out the purposes and intent of this Agreement.

ARTICLE V

EFFECTIVE TIME

Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article II of this Agreement shall be operative or have any effect until the Effective Time, at which time all the provisions of Article II of this Agreement shall be effective and operative in accordance with Article VI without further action by any Party hereto.

ARTICLE VI

Section 6.1 Order of Completion of Transactions. The transactions provided for in Article II and Article III of this Agreement shall each be completed immediately following the Effective Time.

Section 6.2 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof” and “herein” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits, if any, attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 6.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 6.4 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 6.5 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

Section 6.6 Choice of Law. This Agreement shall be subject to and governed by the laws of the state of Delaware. EACH OF THE PARTIES HERETO AGREES THAT THIS AGREEMENT INVOLVES AT LEAST U.S. $100,000 AND THAT THIS AGREEMENT HAS BEEN ENTERED INTO IN EXPRESS RELIANCE UPON 6 Del. C. § 2708. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES (i) TO BE SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, AND (ii) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE AS SUCH PARTY’S AGENT FOR ACCEPTANCE OF LEGAL PROCESS AND TO NOTIFY THE OTHER PARTIES OF THE NAME AND ADDRESS OF SUCH AGENT.

Section 6.7 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provisions or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 6.8 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement.

Section 6.9 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to the subject matter of this Agreement and such instruments. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. There are no unwritten oral agreements between the parties. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

Section 6.10 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first above written.

US DEVELOPMENT GROUP, LLC

By:
Name:
Title:

USD GROUP LLC

By:
Name:
Title:

USD PARTNERS GP LLC

By:
Name:
Title:

USD PARTNERS LP

By:	USD Partners GP LLC its general partner

By:
Name:
Title:

USD LOGISTICS OPERATIONS LP

By:	USD Logistics Operations GP, LLC its general partner

By:
Name:
Title:

[Signature Page to Contribution, Conveyance and Assumption Agreement]